UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On November 30, 2012, Denbury Onshore, LLC (“Denbury Onshore”), a wholly-owned subsidiary of Denbury Resources Inc. (“Denbury” or the “Company”) entered into a Closing Agreement and Amendment dated November 30, 2012 (“Closing Agreement”) , which amended the Exchange Agreement dated September 19, 2012 (the “Exchange Agreement”) among Denbury Onshore, Exxon Mobil Corporation and its wholly-owned subsidiary XTO Energy Inc. (collectively, “ExxonMobil”) in order to provide for the closing of the transaction in two phases.  Pursuant to the Closing Agreement, following the first phase of the closing Denbury retained approximately 17.5% of the interest in its Bakken area assets that otherwise would have been deliverable pursuant to the Exchange Agreement and ExxonMobil retained $350 million of cash consideration that otherwise would have been deliverable pursuant to the Exchange Agreement.  The Closing Agreement further provides for Denbury to acquire, in the second phase closing, in exchange for its retained 17.5% interest in its Bakken area assets, either (i) an interest in ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming, if such property exchange can be agreed upon and consummated, plus necessary cash adjustments, or (ii) $350 million in cash, before closing adjustments.  The discussion in Item 2.01 below regarding the Closing Agreement and its effects are incorporated into this Item 1.01.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

On November 30, 2012, Denbury completed the first phase of its previously announced September 19, 2012 Exchange Agreement with ExxonMobil to sell ExxonMobil the Company’s Bakken area assets in North Dakota and Montana in exchange for ExxonMobil’s operating interests in Webster Field in Texas and Hartzog Draw Field in Wyoming and $1.6 billion in cash, before closing adjustments (the “Exchange Transaction”).

In the first of two closings, Denbury received cash of $1.3 billion, after preliminary closing adjustments, plus ExxonMobil’s operating interests in Webster and Hartzog Draw fields.  This cash amount includes a preliminary closing adjustment of an additional $56 million received by Denbury primarily representing adjustments for net revenues and capital expenditures of the transferred assets from the effective date (July 1, 2012) to the first closing date (November 30, 2012).  Denbury retained approximately 17.5% of its pre-closing interest in its Bakken area assets, and ExxonMobil withheld $350 million of cash consideration provided in the Exchange Agreement to be paid for such Bakken area assets.  At the first closing, Denbury acquired a nearly 100% working interest and nearly 80% net revenue interest in Webster Field in Texas and approximately an 83% working interest and 71% net revenue interest in the oil-producing Shannon Sandstone zone and approximately a 67% working interest and 53% net revenue interest in the natural-gas-producing Big George Coal zone of Hartzog Draw Field in Wyoming.  Bakken area assets sold primarily represent Denbury’s interests in oil and natural gas properties in North Dakota and Montana.

As part of the Closing Agreement referenced in Item 1.01 above, these assets retained by Denbury will be exchanged as part of the second phase closing, which is expected to occur by year end, for either an interest in the CO2 reserves in ExxonMobil’s LaBarge Field in Wyoming plus necessary cash adjustments (if an agreement and documentation pursuant to which Denbury would purchase such LaBarge Field CO2 interest can be agreed upon), or the withheld $350 million in cash, before closing adjustments.

Denbury does not expect to record a gain or loss on the sale of the Bakken area assets in accordance with the full cost method of accounting.  In addition, the Company does not expect to record a reduction in goodwill in conjunction with the sale of the Bakken area assets.

The Company is continuing to seek possible acquisitions in which proceeds from the Exchange Transaction could be utilized in a like-kind exchange transaction to reduce the amount of federal income tax payable due to the transaction.  Accordingly, a substantial portion of the proceeds from the first closing have been placed in qualified trust accounts to fund any such future potential asset purchases.

The attached unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Denbury, adjusted to reflect completion of both phases of the Exchange Transaction with ExxonMobil.  Denbury and ExxonMobil are currently negotiating the terms of a potential CO2 property exchange; however, an agreement on terms for such an exchange has not been finalized or approved.  Accordingly, this unaudited pro forma condensed combined financial information assumes that the retained Bakken area assets are sold in the second closing for the withheld $350 million of cash.

A copy of the Exchange Agreement and  the Closing Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated in this Form 8-K  by reference.  The foregoing description of the Exchange Agreement and the Closing Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of those agreements.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(b)	Pro forma financial information.

The pro forma financial statements of Denbury and its subsidiaries reflecting the completion of both closings of the Exchange Transaction with ExxonMobil are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
2.1
Exchange Agreement by and among Denbury Onshore, LLC, XTO Energy Inc., and Exxon Mobil Corporation dated as of September 19, 2012 (incorporated by reference from Exhibit 2.1 of our Form 8-K filed on September 25, 2012).

2.2*	Closing Agreement and Amendment by and among Denbury Onshore, LLC, XTO Energy Inc., and Exxon Mobil Corporation dated as of November 30, 2012.
99.1*	Pro forma financial information

*      Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 6, 2012	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.2	Closing Agreement and Amendment by and among Denbury Onshore, LLC, XTO Energy Inc., and Exxon Mobil Corporation dated as of November 30, 2012.
99.1	Pro forma financial information